Exhibit 5.1 ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM August 18, 2020 Genocea Biosciences, Inc. Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA 02140 Re: Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as counsel to Genocea Biosciences, Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to the offer and sale, from time to time by certain stockholders of the Company identified in the Registration Statement, of (i) up to 21,390,902 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and (ii) up to 45,835,978 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”). The Common Stock and Warrants were sold pursuant to that certain Securities Purchase Agreement among the Company and the purchasers (the “Purchasers”) named therein (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued 21,390,902 shares of Common Stock (the “Shares”) and Warrants to purchase up to 45,835,978 shares of Common Stock (the “Warrant Shares”). In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons. The opinions expressed below are limited to the laws of the State of New York and the Delaware General Corporation Law. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, fully paid and non-assessable. We are of the opinion 1 that the Warrants have been duly authorized and have been validly issued, fully paid and non- assessable and are binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision in the Warrants that requires or relates to adjustments to the exercise price at a price or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture. As of the date hereof, the Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants and, when issued and delivered upon exercise of the Warrants and against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable. In connection with the opinion expressed above, we have assumed that each party to the Warrants has been duly incorporated and is validly existing under the laws of the jurisdiction of its organization. In addition, we have assumed that the execution, delivery and performance by each party thereto of the Warrants (a) are within its corporate powers, (b) do not contravene or constitute a default under the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provisions of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company. In addition, we have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock or Warrants Shares are offered and sold as contemplated by the Registration Statement and (ii) all Common Stock and Warrant Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement. We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Very truly yours, /s/ Ropes & Gray LLP Ropes & Gray LLP 2